Exhibit 99.1

Duluth Holdings Inc. Announces  First Quarter 2023 Financial Results

Net Sales increase year-over-year to $123.8 million fueled by AKHG sub-brand and Women’s business growth

EBITDA of $4.3 million; Adjusted EBITDA of $5.3 million

Strong financial condition with $210 million of liquidity

Reaffirmed Fiscal 2023 outlook

MOUNT HOREB, WI – June 1, 2023 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal first quarter ended April 30, 2023.

Highlights for the First Quarter Ended April 30, 2023

•	Net sales increase 0.7% to $123.8 million compared to $122.9 million in the prior year first quarter
•	Women’s business continues strong momentum with net sales growth of 14.4% over prior year first quarter
•	AKHG sub-brand net sales increase 42.5% compared to prior period first quarter
•	Inventories are well managed, down 4.8% compared to prior period first quarter and down 6.4% compared to year-end
•	Adjusted EBITDA[1] of $5.3 million

1See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO Sam Sato commented, “While consumers remain selective in their discretionary spend, we are meeting their demands with much improved in-stock positions and higher sell-through rates than last year. As planned, our inventory balance is below prior year and on track to meet our goals for the year. We are also excited to see progress that is on-track for our strategic investment in a new automated fulfillment center in Adairsville, GA. The facility will go live in the third quarter and handle over half of our direct order volume in the near-term. Our investments in the supply chain and fulfillment automation set the foundation to enable extended growth into new channels, brands and customer adjacencies.”

Sato concluded, “Customers are responding well to our Spring & Summer collections featuring functional styles for outdoor work and play for those that take on life with their own two hands. Rooted in ruggedness, our Duluth garden, landscaping and planting assortment continues to build on its multi-year success, expanding in both size and breadth across apparel and gear for both Men and

Women. The Women’s Heirloom collection of garden shirts, overalls, aprons and vests have been a cornerstone to this year’s offering and have exceeded our expectations setting the stage for many years of future growth for this anchor category. Our Men’s business experienced a significant improvement in trend from the prior quarter with growth that was down slightly to last year. Supported by the great momentum in garden, coupled with the AKHG Women’s assortment, our Women’s business overall grew 14% in the first quarter fueling total company net sales growth of 0.7%.”

Operating Results for the First Quarter Ended April 30, 2023

Net sales increased 0.7% to $123.8 million, compared to $122.9 million in the same period a year ago. Direct-to-consumer net sales increased by 2.3% to $79.5 million driven by a higher conversion rate. Retail store net sales decreased by 2.1% to $44.3 million due to lower store traffic, which was partially offset by strong conversion rates.

Gross profit decreased to $65.7 million, or 53.0% of net sales, compared to $67.1 million, or 54.6% of net sales, in the corresponding prior year period. The decrease in gross profit margin rate was primarily due to a lower product margin rate, which was partially offset by expensing $3.9 million of expedited freight during the first quarter of 2022 compared to $0.1 million during the current quarter, impacting the quarter-over-quarter margin rate variance by 3.1%.

Selling, general and administrative  expenses increased 3.2% to $70.2 million, compared to $68.0 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 56.7%, compared to 55.3% in the corresponding prior year period.

The increase in selling, general and administrative expense was partially due to higher occupancy costs from the new automated Southeast fulfillment center, coupled with increased amortization of software hosting implementation costs from continued capital investments.

The effective tax rate related to controlling interest was 27% in the current period compared to 25% prior year period.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $9.2 million,  net working capital of $88.7 million,  and no outstanding balance on the Duluth Trading $200 million revolving line of credit.

End of period inventory of $145.0 million represented a 4.8% decrease compared to prior period first quarter and down 6.4% compared to year-end.

Reaffirmed Fiscal 2023 Outlook

The Company’s reaffirmed fiscal 2023 outlook is as follows:

•	Net sales in the range of $645 million to $660 million
•	Adjusted EBITDA[1] in the range of $47 million to $49 million
•	EPS in the range of $0.02 to $0.08 per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $55 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  June  1, 2023 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through June 8, 2023: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 8504935
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10178202/f937a546b8 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA for the three months ended April 30, 2023, versus the three months ended May 1, 2022.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Reaffirmed Fiscal 2023 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2023 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation on our results of operations; the prolonged effects of economic uncertainties on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	April 30, 2023	January 29, 2023	May 1, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$9,210	$45,548	$40,370
Receivables	6,437	6,041	5,097
Inventory, net	144,969	154,922	152,244
Prepaid expenses & other current assets	15,918	15,154	16,422
Total current assets	176,534	221,665	214,133
Property and equipment, net	122,812	112,564	108,283
Operating lease right-of-use assets	128,436	131,753	118,414
Finance lease right-of-use assets, net	46,474	47,206	49,402
Available-for-sale security	5,416	5,539	6,066
Other assets, net	8,591	8,727	6,495
Deferred tax assets	136	—	—
Total assets	$488,399	$527,454	$502,793
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$36,123	$56,547	$54,523
Accrued expenses and other current liabilities	30,921	40,815	32,214
Income taxes payable	1,423	1,761	4,782
Current portion of operating lease liabilities	15,713	15,571	13,191
Current portion of finance lease liabilities	2,885	2,842	2,730
Duluth line of credit	—	—	—
Current maturities of TRI long-term debt[1]	787	768	711
Total current liabilities	87,852	118,304	108,151
Operating lease liabilities, less current maturities	114,019	117,366	104,448
Finance lease liabilities, less current maturities	36,688	37,425	39,574
TRI long-term debt, less current maturities[1]	25,726	25,913	26,440
Deferred tax liabilities	—	1,249	2,791
Total liabilities	264,285	300,257	281,404
Shareholders' equity:
Treasury stock	(1,732)	(1,459)	(1,457)
Capital stock	99,968	98,842	96,299
Retained earnings	129,303	133,172	129,575
Accumulated other comprehensive income, net	(207)	(148)	153
Total shareholders' equity of Duluth Holdings Inc.	227,332	230,407	224,570
Noncontrolling interest	(3,218)	(3,210)	(3,181)
Total shareholders' equity	224,114	227,197	221,389
Total liabilities and shareholders' equity	$488,399	$527,454	$502,793

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	April 30, 2023	May 1, 2022
Net sales	$123,759	$122,904
Cost of goods sold (excluding depreciation and amortization)	58,108	55,841
Gross profit	65,651	67,063
Selling, general and administrative expenses	70,200	67,994
Operating loss	(4,549)	(931)
Interest expense	934	876
Other income, net	148	46
Loss before income taxes	(5,335)	(1,761)
Income tax benefit	(1,458)	(438)
Net loss	(3,877)	(1,323)
Less: Net loss attributable to noncontrolling interest	(8)	(29)
Net loss attributable to controlling interest	$(3,869)	$(1,294)
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,865	32,714
Net loss per share attributable to controlling interest	$(0.12)	$(0.04)
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,865	32,714
Net loss per share attributable to controlling interest	$(0.12)	$(0.04)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 30, 2023	May 1, 2022
Cash flows from operating activities:
Net loss	$(3,877)	$(1,323)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,413	7,520
Stock based compensation	990	618
Deferred income taxes	(1,365)	37
Loss on disposal of property and equipment	—	26
Changes in operating assets and liabilities:
Receivables	(396)	358
Inventory	9,953	(29,572)
Prepaid expense & other current assets	84	746
Software hosting implementation costs, net	(746)	(1,007)
Deferred catalog costs	—	10
Trade accounts payable	(21,080)	10,362
Income taxes payable	(338)	(2,032)
Accrued expenses and deferred rent obligations	(4,475)	(17,500)
Other assets	(17)	(11)
Noncash lease impacts	(119)	51
Net cash used in operating activities	(13,973)	(31,717)
Cash flows from investing activities:
Purchases of property and equipment	(21,392)	(3,885)
Principal receipts from available-for-sale security	44	39
Proceeds from disposals	—	3
Net cash used in investing activities	(21,348)	(3,843)
Cash flows from financing activities:
Proceeds from line of credit	10,000	—
Payments on line of credit	(10,000)	—
Payments on TRI long term debt	(186)	(168)
Payments on finance lease obligations	(694)	(664)
Payments of tax withholding on vested restricted shares	(273)	(455)
Other	136	166
Net cash used in financing activities	(1,017)	(1,121)
Decrease in cash and cash equivalents	(36,338)	(36,681)
Cash and cash equivalents at beginning of period	45,548	77,051
Cash and cash equivalents at end of period	$9,210	$40,370
Supplemental disclosure of cash flow information:
Interest paid	$934	$876
Income taxes paid	$216	$1,610
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$1,832	$4,121

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter Ended April 30,  2023 and May 1, 2022

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 30, 2023	May 1, 2022
(in thousands)
Net loss	$(3,877)	$(1,323)
Depreciation and amortization	7,413	7,520
Amortization of internal-use software hosting
subscription implementation costs	1,270	633
Interest expense	934	876
Income tax benefit	(1,458)	(438)
EBITDA	$4,282	$7,268
Stock based compensation	990	618
Adjusted EBITDA	$5,272	$7,886

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 28, 2024

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$600	$2,500
Depreciation and amortization	32,200	32,200
Amortization of internal-use software hosting subscription implementation costs	4,000	4,000
Interest expense	5,000	4,450
Income tax expense	200	850
EBITDA	$42,000	$44,000
Stock based compensation	5,000	5,000
Adjusted EBITDA	$47,000	$49,000